Exhibit 10.17

1 DAKOTA GOLD CORP. EXECUTIVE SEVERANCE PLAN (Effective September 1, 2025) Dakota Gold Corp. established the Dakota Gold Corp. Executive Severance Plan (the “Plan”), to provide severance benefits for certain eligible executives whose employment is terminated by Dakota Gold Corp. and its subsidiaries (collectively, the “Company”). The Plan provides for cash payments and certain other benefits. The Plan will remain in effect through September 1, 2028, unless the Company adopts a written amendment extending the term of the Plan. This document constitutes both the Plan’s formal plan document and summary plan description. The Plan is intended to be a “top hat” welfare benefit plan within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), 29 U.S.C. §1002(1), and 29 C.F.R. § 2520.104-24. Your ERISA rights are described at the end of the document. This document is provided in accordance with ERISA. It should be kept for future reference. 1. Events That Trigger Benefits. This Plan provides severance benefits for certain executives whose employment with the Company is terminated by the Company for reasons other than “For Cause.” An executive will only be entitled to receive Plan benefits if the Plan Administrator determines, in its sole discretion, that the executive is an Eligible Executive, is not ineligible under Section 3, and has otherwise satisfied all Plan requirements. 2. Plan Eligibility. Only Eligible Executives are participants in the Plan and eligible for Plan benefits. An “Eligible Executive” is an executive who is provided and executes a participation agreement in the form attached hereto as Exhibit A and the Plan Administrator determines in its sole discretion (i) that the executive’s employment was terminated by the Company other than “For Cause”; (ii) is regularly employed by the Company in the United States, on the Company’s United States’ payroll; (iii) was classified by the Company as being a full-time executive at the time of termination; and (iv) is not excluded from participation under Section 3. a. “For Cause” means that the Company has determined in good faith that the executive was terminated for any of the following reasons: (i) indictment, conviction or admission of any crimes involving theft, fraud, or moral turpitude; (ii) the engaging by executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise (including the Board’s determination of conduct that constitutes a violation of any securities laws in the United States or Canada, whether federal, state or provincial); (iii) engaging in gross neglect of duties including, but not limited to, willfully failing or refusing to implement or follow direction of the Company; or (iv) breach of the Company’s policies and procedures, including, but not limited to, the Code of Ethics, Insider Trading Policy, or any other Company policy or agreement between the Company and the executive, provided that where applicable, the Company shall provide reasonable notice of any such breach and opportunity to remediate. If an executive is terminated for any reason other than Cause, but at a time when the Company had Cause to terminate the executive (or would have had Cause if it knew all relevant facts), the termination shall be treated as having been for Cause. 3. Benefits Ineligibility or Reduction a. Other Ineligible Terminations. Even if an otherwise Eligible Executive is on notice of an impending termination other than For Cause, the executive will not be eligible for benefits under this Plan if the Plan Administrator determines, in its sole discretion, that the executive’s active employment was terminated by: i. resignation (even if the executive felt compelled to resign); ii. retirement; iii. death; iv. discharge “For Cause;” or v. disability.

2 b. Failure to Perform Satisfactorily. An otherwise Eligible Executive will not be eligible for benefits under this Plan if the Company determines, in its sole discretion, that the executive did not perform the executive’s job satisfactorily until the date the executive actually was terminated by the Company. c. Successor Employment. An Eligible Executive shall be ineligible for Plan participation if the Plan Administrator determines that the Eligible Executive falls into any of the ineligibility categories in subsections (i) and (ii) below at any point between the time the Eligible Executive is notified of the individual’s termination of employment and the commencement of the Severance Benefits Period (as defined in Section 4). Likewise, an Eligible Executive shall become ineligible for, and shall permanently cease receiving, Plan benefits if the Plan Administrator determines that, at any point during the Severance Benefits Period, the Eligible Executive falls into one of the ineligibility categories in subsections (i) and (ii) below. If an Eligible Executive becomes ineligible under subsection (ii) below, in addition to other repayment obligations under the Plan, the Eligible Executive will be required to repay the monetary Plan benefits that the Eligible Executive already has received, as set forth under such section. i. Individuals Who Have Received A Comparable Job Offer With the Company or a Successor Employer, i.e., individuals whom have been offered a “Comparable Job” with the Company or any “Successor Employer”, whether the executive accepts that job or not, unless the Plan Administrator determines, in its sole discretion, that the individual should nonetheless receive Plan benefits. A “Comparable Job” for an Eligible Executive is a job that (i) has an Annual Base Salary rate (as defined in Section 4(c)) that is at least equal to the executive’s Annual Base Salary rate on the date the executive was notified of the executive’s termination; (ii) is either (x) in a reasonably related functional area to the position the executive held when notified of the executive’s termination, or (y) has responsibilities reasonably related to those of the position the executive held when notified of the executive’s termination; and (iii) is based at a location that is within a reasonable commuting distance of the location at which the executive was based on the date the executive originally was notified of the executive’s termination. A “Successor Employer” is (i) any affiliate of the Company; (ii) any entity that assumes operations or functions formerly carried out by the Company, including an entity to whom the Company’s operations or any portion of its operations is outsourced or sold; (iii) any entity making the job offer at the request of the Company; or (iv) any acquiring or resulting company in connection with a sale, spin-off, merger or other corporate reorganization. ii. Individuals Who Fail To Provide Requested Information. Executives who fail to provide all documentation and other information requested by the Plan Administrator (for example, notification upon acceptance of new employment, or proof as to whether and where they are working, how much they have earned from working, etc.) within the time and in the form requested by the Plan Administrator shall thereafter be ineligible for any further Plan benefits and, where the obligation was to inform the Company upon acceptance of new work or where false or misleading information was provided, must repay all Plan benefits in excess of $1,000. d. Changed Decisions. The Company has the right to cancel or reschedule an executive’s termination before it actually terminates the executive’s employment. An executive will not be eligible for any benefits under this Plan if the executive’s termination is canceled or if the executive resigns before the executive’s scheduled (or rescheduled) employment termination date. The date the Company actually terminates an executive is referred to as the “Termination Date.” 4. Severance Benefits. An Eligible Executive who satisfies the conditions of this Plan (each a “Participant”) shall be eligible to receive the severance benefits as set forth below in either subsection (a) or (b) as applicable (but not both), and shall be eligible to receive any other payments and benefits extended to the Participant under this Plan by the Plan Administrator in its sole discretion.

3 a. Termination not within the Change in Control Period. If the Participant’s termination of employment is not within the Change in Control Period (as defined below), the Participant shall be eligible to receive the severance benefits as set forth below in Section 4(a). i. Severance Pay. The Participant will be eligible to receive a severance pay benefit equal to 12 months of the Participant’s Annual Base Salary (as defined herein) in income continuation as described below. All severance pay benefits under this Section 4(a)(i) will be paid in the form of income continuation in accordance with the Company’s normal payroll practices, beginning within sixty (60) days following the executive’s Termination Date and continuing until such severance pay benefits are exhausted or the executive otherwise ceases to remain eligible to receive Plan benefits (the “Severance Benefits Period”). In no event will any such severance pay benefits under this Section 4(a)(i) be paid later than December 31 of the second calendar year following the calendar year of the Eligible Executive’s “separation from service,” within the meaning of Section 409A. ii. Annual Bonus. The Company shall pay the Participant a prorated annual bonus for the year in which the Participant’s Termination Date occurs, provided that the Participant has at least three months of employment with the Company in the fiscal year in which the Termination Date occurs. The prorated Annual Bonus shall be determined by multiplying the full year annual bonus that would otherwise have been payable to the Participant, based upon the achievement of the applicable performance goals and 100% standard for any individual performance component, as determined by the Company, by a fraction, the numerator of which is the number of days during which the Participant was employed by the Company in the fiscal year in which the Termination Date occurs and the denominator of which is the number of days in that fiscal year. The prorated annual bonus, if any, shall be paid at the same time as bonuses are paid to other employees of the Company, but not later than the fifteenth (15th) day of the third month after the end of the fiscal year in which the Termination Date occurs. In the event the Termination Date occurs after the end of the fiscal year but before the date of annual bonus payments, such annual bonus for the preceding fiscal year will be paid without proration pursuant to the terms of this subsection and the terms of the bonus plan. iii. Equity Acceleration. Any outstanding restricted stock units (“RSUs”), performance share units or options (“Outstanding Equity”) that remain subject only to time vesting conditions (excluding any performance share units for which the applicable performance period has not ended and thus remain subject to performance-based vesting conditions) that the Participant holds at the Termination Date shall become fully vested as of the Termination Date (at the level that the applicable performance conditions have been achieved and certified in the case of performance share units). Shares of the Company stock in settlement of any vested RSUs and/or performance share units under this section will be delivered as soon as practicable following Participant’s “separation from service” within the meaning of Section 409A, but in no event later than sixty (60) calendar days in the case of RSUs (and ninety (90) calendar days in the case of performance share units) following such separation, subject to the terms and conditions of the applicable award agreement. Performance share units that have not yet been settled in accordance with performance shall deemed to be earned at target performance and settled in accordance of the terms of this Section 4(a)(iii). Stock options shall remain exercisable for their original terms granted and shall not terminate due to executive’s termination. b. Termination within the Change in Control Period. If the Participant’s termination of employment is within 12 months following a Change in Control (the “Change in Control Period”), the Participant shall be eligible to receive the severance benefits as set forth below in this Section 4(b). For the avoidance of doubt, a Participant shall be eligible for the severance benefits under subsection (a) or (b) but not both. i. Severance Pay. The Participant will be eligible to receive a severance pay benefit equal to one (1) times the sum of (x) the Participant’s Annual Base Salary, plus (y) the Participant’s target annual bonus for the year in which the Termination Date occurs should the Change in Control occur within

4 12 months of such Participant’s start date as an executive with the Company. Should the Change in Control occur after the first year of your employment as an executive of the Company, the Participant will be eligible to receive a severance pay benefit equal to one and a half (1.5) times the sum of (x) the Participant’s Annual Base Salary, plus (y) the Participant’s target annual bonus for the year in which the Termination Date occurs. The severance pay benefit under this Section 4(b)(i) will be paid in the form of a lump sum within sixty (60) days following the executive’s Termination Date. ii. Annual Bonus. The Company shall pay the Participant a prorated annual bonus for the year in which the Participant’s Termination Date occurs, provided that the Participant has at least three months of employment with the Company in the fiscal year in which the Termination Date Occurs. The prorated Annual Bonus shall be determined by multiplying the full year annual bonus that would otherwise have been payable to the Participant, based upon the achievement of the applicable performance goals and 100% standard for any individual performance component, as determined by the Company, by a fraction, the numerator of which is the number of days during which the Participant was employed by the Company in the fiscal year in which the Termination Date occurs and the denominator of which is the number of days in that fiscal year. The prorated annual bonus, if any, shall be paid at the same time as bonuses are paid to other employees of the Company, but not later than the fifteenth (15th) day of the third month after the end of the fiscal year in which the Termination Date occurs. In the event the Termination Date occurs after the end of the fiscal year but before the date of annual bonus payments, such annual bonus for the preceding fiscal year will be paid without proration pursuant to the terms of this subsection and the terms of the bonus plan. iii. Equity Acceleration. Any outstanding restricted stock units (“RSUs”), performance share units or options (“Outstanding Equity”) that remain subject only to time vesting conditions (excluding any performance share units for which the applicable performance period has not ended and thus remain subject to performance-based vesting conditions) that the Participant holds at the Termination Date shall become fully vested as of the Termination Date (at the level that the applicable performance conditions have been achieved and certified in the case of performance share units). Shares of the Company stock in settlement of any vested RSUs and/or performance share units under this section will be delivered as soon as practicable following Participant’s “separation from service” within the meaning of Section 409A, but in no event later than sixty (60) calendar days in the case of RSUs (and ninety (90) calendar days in the case of performance share units) following such separation, subject to the terms and conditions of the applicable award agreement. Performance share units that have not yet been settled in accordance with performance shall deemed to be earned at target performance and settled in accordance of the terms of this Section 4(a)(iii). Stock options shall remain exercisable for their original terms granted and shall not terminate due to executive’s termination. c. Definitions i. “Annual Base Salary” means a Participant’s straight time rate of pay, in effect on the Termination Date, calculated on an annual basis based on the Participant’s regular work schedule. Annual Base Salary does not include pay for commissions, bonuses, or incentive compensation or expense reimbursements, and similar payments. ii. “Change in Control” “Change in Control” means the occurrence of any one of the following events: 1. Merger or Consolidation: The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such transaction own more than 50% of the combined voting power of the resulting entity’s voting securities immediately after the transaction. 2. Sale of Assets: A sale, lease, exchange, or other disposition of all or substantially all of the Company’s assets.

5 3. Change in Board Composition: During any 12-month period, individuals who, as of the beginning of such period, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the start of such period whose election or nomination was approved by a vote of at least a majority of the Incumbent Board shall be considered a member of the Incumbent Board. 4. Acquisition of Voting Securities: Any person or group (as defined under Section 13(d) or 14(d) of the Securities Exchange Act of 1934), other than the Company or any of its affiliates, becomes the beneficial owner, directly or indirectly, of more than 50% of the combined voting power of the Company’s then outstanding voting securities. 5. Liquidation or Dissolution: The Company’s complete liquidation or dissolution. 6. Notwithstanding the foregoing, if severance constitutes deferred compensation subject to Section 409A and the severance provides for payment in connection with a Change in Control, then, for purposes of such payment provisions, no Change in Control shall be deemed to have occurred upon an event described in the definition of Change in Control unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A. 5. Agreement And Release. To receive the severance benefits described in Section 4 of the Plan, an Eligible Executive must sign and return an Agreement and Release (“Agreement”), which releases all claims against the Company and other parties, within fifteen (15) days after the Eligible Executive’s Termination Date in the form provided by the Company without modification, and such Agreement must become effective and enforceable in accordance with its terms following the expiration of any applicable revocation period under federal, state or local law. No severance benefits are payable under Section 4 of the Plan unless the Eligible Executive complies with the terms of the Agreement both before and after the date the Eligible Executive is irrevocably bound by the Agreement. The Agreement is deemed part of the Plan. 6. Clawback. Notwithstanding anything in this Plan to the contrary, all amounts payable under the Plan are subject to the terms of any applicable clawback policies approved by the Company, as in effect from time to time (including, without limitation, a clawback policy required to be implemented by an applicable stock exchange), whether approved before or after the Termination Date (as applicable, a “Clawback Policy”). Further, to the extent permitted by applicable law, including without limitation Section 409A, all amounts payable under the Plan are subject to offset in the event that a Participant has an outstanding clawback, recoupment or forfeiture obligation to the Company under the terms of any applicable Clawback Policy. In the event of a clawback, recoupment or forfeiture event under an applicable Clawback Policy, the amount required to be clawed back, recouped or forfeited pursuant to such policy shall be deemed not to have been earned under the terms of the applicable plan pursuant to which it was awarded, and the Company shall be entitled to recover from the Participant the amount specified under the Clawback Policy to be clawed back, recouped or forfeited (which amount, as applicable, shall be deemed an advance that remained subject to the Participant satisfying all eligibility conditions for earning the amounts deferred, accrued, or credited under the plan pursuant to which it was awarded). 7. Other Plan Provisions a. Death. Any benefits that would be paid under the Plan but for an Eligible Executive’s death, shall be paid to the Eligible Executive’s surviving spouse, or, if there is no surviving spouse, to the Eligible Executive’s estate, but only if the Plan Administrator determines that the Eligible Executive or the estate of the Eligible Executive or has complied with the release requirements of Section 5.

6 b. Withholding for Taxes and Debt. Notwithstanding any other provision of the Plan, all severance benefits will be reduced by any applicable federal, state, or local tax withholding, and any amount that the Eligible Executive owes to the Company, to the maximum extent permissible by law, and to the extent permitted under Section 409A and the applicable Treasury Regulations. c. Internal Revenue Code Section 409A i. The severance and other benefits under this Plan are intended, where possible, to comply with the “short term deferral exception” and the “involuntary separation pay exception” under Section 409A. Notwithstanding anything to the contrary set forth in the Plan, to the extent any payment under Section 4 does not otherwise comply with either the short term deferral exception or the involuntary separation pay exception, such payment shall be made in a lump sum cash payment within sixty (60) days following the date of the Eligible Executive’s separation from service. To the extent applicable, the Plan shall be interpreted and applied consistent and in accordance with Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. ii. Any payment from the Plan that is subject to the requirements of Section 409A may only be made in a manner and upon an event permitted by Section 409A. Payments upon termination of employment may only be made upon a “separation from service” under Section 409A. Each payment under the Plan shall be treated as a separate payment for purposes of Section 409A. In no event may an executive, directly or indirectly, designate the calendar year of any payment to be made under the Plan. iii. No payment or benefit which constitutes an item of deferred compensation under Section 409A and becomes payable by reason of the executive’s separation from service will be made to the executive prior to the earlier of (i) the first day of the seven (7)-month period measured from the date of such separation from service or (ii) the date of the executive’s death, if the executive is deemed at the time of such separation from service to be a specified employee (as determined pursuant to Section 409A and the Treasury Regulations thereunder) and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Section 409A(a)(2). Upon the expiration of the applicable deferral period, all payments and benefits deferred pursuant to this Section 7(d)(3) (whether they would have otherwise been payable in a single sum or in installments in the absence of such deferral) shall be paid or provided to the executive in a lump sum on the first day of the seventh (7th) month after the date of the executive’s separation from service or, if earlier, the first day of the month immediately following the date the Company receives proof of the executive’s death. Any remaining payments or benefits due under this Agreement will be paid in accordance with the normal payment dates specified herein. iv. Notwithstanding anything to the contrary set forth in the Plan, if any payment under this Plan subject to execution of an Agreement is subject to the requirements of Section 409A, in no event will the timing of the execution of the Agreement, directly or indirectly, result in the executive’s designating the calendar year of payment, and if a payment that is subject to execution of the release could be made in more than one taxable year, payment will be made in the later taxable year. v. With respect to any benefits that are provided under Section 4 in the form of an expense reimbursement, such reimbursement (a) shall be made no later than the earlier of (x) the last day of the calendar year following the calendar year in which the expense was incurred and (y) December 31 of the second calendar year following the calendar year of the Eligible Executive’s separation from service and (b) the benefits provided during any calendar year shall not affect such benefits to be provided in any other calendar year and shall not subject to liquidation or exchange for another benefit. vi. Notwithstanding anything to the contrary set forth in the Plan, if a Participant receives payments or benefits under the Plan in lieu of the rights under any other arrangement (whether contractual,

7 provided or required by applicable law or otherwise), to the extent the rights under such other arrangement are subject to (and not exempt from) Section 409A, then the payments and benefits paid under the Plan shall be paid at the same time and in the same form as under such other arrangement to the extent required to avoid a violation of Section 409A (and shall otherwise comply with Section 409A). d. Sole Source of Benefits. The Plan is the sole source of severance benefits and supersedes any and all other separation or severance pay or benefits policies or practices of the Company with respect to full time employees to the extent they are eligible to participate under the Plan. e. Failure to Adhere to Commitments. If an executive fails to comply with any agreement with or policy of the Company, the executive shall permanently cease to be eligible for Plan benefits. f. Reemployment by the Company. If an executive is re-employed by the Company after the executive’s Termination Date and within the number of weeks on which the executive’s severance benefits were based, all Plan benefits shall permanently cease. In any event, if an executive is reemployed by the Company after receiving Plan benefits or other severance benefits, any future Plan benefits shall be reduced as determined by the Plan Administrator in its sole discretion to ensure that the executive does not receive duplicative benefits. g. Right of Setoff. Other than pursuant to the terms of the Plan (or a valid employment agreement or local statutory requirements), the Company has no prior or other obligation, whether by express or implied contract or otherwise, to provide any severance or other transition benefits. Any payment made under the Plan is a voluntary payment made by the Company, which payment executives are not entitled to receive except according to the terms of the Plan. No Plan benefits are vested until actually paid. h. Source of Payments. The severance benefits provided under the Plan shall be unfunded and shall be provided solely from the general assets of the Company. i. Expenses. The expenses of operating and administering the Plan shall be borne entirely by the Company. j. Plan Overpayments. If an executive receives Plan benefits at a time when the executive is not eligible, the executive must repay all such benefits. k. Plan Sponsor and Administrator i. Plan Administrator. The Plan shall be administered by the Plan Administrator, which shall be the Compensation Committee (the “Committee”). ii. Discretion. The Plan Administrator is responsible for the general administration and management of the Plan and shall have all powers and duties necessary to fulfill its responsibilities, including, but not limited to, the discretion to interpret and apply the Plan and to determine all questions relating to eligibility for benefits, including which Company executives are eligible to receive Plan benefits. The Plan Administrator may adopt such rules and regulations as it deems appropriate. iii. Finality of Determinations. All actions taken and all determinations made in good faith by the Plan Administrator or by Plan fiduciaries will be final and binding on all persons claiming any interest in or under the Plan. To the extent the Plan Administrator or any Plan fiduciary has been granted discretionary authority under the Plan, the Plan Administrator’s or Plan fiduciary’s prior exercise of such authority shall not thereafter obligate it to exercise its authority in a like fashion. iv. Drafting Errors. If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent, or as determined by the Plan Administrator in its sole and absolute discretion, the provision shall be considered ambiguous and shall be interpreted by the Plan Administrator and all Plan fiduciaries in a fashion consistent with its intent, as determined in their sole and absolute discretion. v. Scope. This section may not be invoked by any person to require the Plan to be interpreted in a manner inconsistent with its interpretation by the Plan Administrator or other Plan fiduciaries. l. Named Fiduciary. The Plan Administrator is the named fiduciary of the Plan within the meaning of ERISA, with the power to act with respect to the review of claims for benefits under the Plan that are denied.

8 m. Allocation and Delegation of Responsibilities. The Plan Administrator may allocate any of its responsibilities for the operation and administration of the Plan to any Company officer or employee. It may also delegate any of its responsibilities under the Plan by designating another person to carry out such responsibilities. Any such designated person shall then be responsible for carrying out the delegated responsibilities. n. No Individual Liability. It is the express purpose and intention of the Company that no individual liability whatsoever shall attach to, or be incurred by, any member of the Committee, the board of directors of the Company, or any officer, employee, representative or agent thereof, under, or by reason of the operation of, the Plan. o. Amendment of Plan. The Company retains the right to amend or terminate the Plan at any time and for any reason; provided, however, that no amendment shall be effective during the period commencing on or after the signing date of the merger or other applicable transaction document pursuant to which a Change in Control occurs and the earlier of the date of the Change in Control or the date such merger or transaction agreement terminates; and provided further that no amendment on or after the closing of a Change in Control shall be effective with respect to an affected executive without the executive’s written consent. 8. Your Rights Under ERISA. As a participant in Dakota Gold Corporation Executive Severance Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all plan participants shall be entitled to: a. Receive Information About Your Plan and Benefits. Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the plan, including insurance contracts, and a copy of the latest annual report (Form 5500 Series) filed by the plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration. Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the plan, including insurance contracts, and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The administrator may make a reasonable charge for the copies. Receive a summary of the plan’s annual financial report. The plan administrator is required by law to furnish each participant with a copy of this summary annual report. b. Enforce Your Rights. If your claim for a welfare benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the plan and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the plan administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. If it should happen that plan fiduciaries misuse the plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous. c. Assistance with Your Questions. If you have any questions about this Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain

9 certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration. TO EVIDENCE THE ADOPTION OF THE PLAN effective as of [ ], 2025 this document has been executed by an authorized representative of Dakota Gold Corporation. DAKOTA GOLD CORPORATION Dated: [ ], 2025 By: _____________________________ Amy Koenig, Senior Vice President, Chief Legal Officer and Corporate Secretary

10 Exhibit A Participation Agreement DAKOTA GOLD CORP. EXECUTIVE SEVERANCE PLAN Participation Agreement THIS PARTICIPATION AGREEMENT (this “Agreement”) is made and entered into as of ________, 2025 by and between ___________ (the “Executive”) and Dakota Gold Corp. (the “Company”). The Executive is eligible to participate in Dakota Gold Corp. Executive Severance Plan (the “Plan”). The Executive accepts participation in the Plan and, intending to be legally bound, agrees as follows: 1. Participation in the Plan; Termination of any other Rights to Severance Benefits. Subject to the terms of the Plan, the Executive agrees that the Plan is the Executive’s sole source of severance benefits and supersedes any and all other separation or severance pay or benefits policies or practices of the Company or its subsidiaries or affiliates. The Executive further agrees to forego severance benefits or payments to which the Executive may otherwise be entitled, if any, under the terms of any agreement, plan, or other arrangement with the Company or its subsidiaries or affiliates that are payable in the event of the Executive’s termination of employment. 2. Executive’s Undertakings. The Executive agrees to be bound by, and accept, all of the terms of the Plan. This Agreement has been duly executed as of the day and year first written above. DAKOTA GOLD CORP. By:_________________________ Title:_______________________ I hereby acknowledge that I have had the opportunity to review and consider the Plan. I hereby accept my eligibility for severance benefits described in the Plan and agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Compensation Committee of the Board of Directors of the Company shall be final and binding. ____________________________ Executive